Exhibit 4.5


                                A.I. CREDIT CORP
                                     Seller


                                   AICCO, INC.
                                     Seller


                         IMPERIAL PREMIUM FINANCE, INC.,
                             A DELAWARE CORPORATION
                                     Seller


                         IMPERIAL PREMIUM FINANCE, INC.,
                            A CALIFORNIA CORPORATION
                                     Seller


                         IMPERIAL PREMIUM FUNDING, INC.
                                     Seller


                                       and


                         A.I. RECEIVABLES TRANSFER CORP.
                                    Purchaser


                         RECEIVABLES PURCHASE AGREEMENT


                          Dated as of November 8, 1999



NY2:\813046\19\11278.0005
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                                             TABLE OF CONTENTS
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ARTICLE I             DEFINITIONS.......................................................................1

         Section 1.1       Definitions..................................................................1
         Section 1.2       Other Definitional Provisions................................................4

ARTICLE II            PURCHASE AND CONVEYANCE OF RECEIVABLES............................................5

         Section 2.1       Purchase.....................................................................5
         Section 2.2       Addition of Additional Receivables...........................................7

ARTICLE III           CONSIDERATION AND PAYMENT.........................................................7

         Section 3.1       Purchase Price...............................................................7
         Section 3.2       Settlement and Ongoing Payment of Purchase Price.............................8

ARTICLE IV            REPRESENTATIONS AND WARRANTIES....................................................8

         Section 4.1       Representations and Warranties of the Sellers Relating to
                           the Sellers' Power and Authority ............................................8
         Section 4.2       Representations and Warranties of the Sellers Relating to
                           the Agreement and the Originator Receivables................................10
         Section 4.3       Representations and Warranties of Purchaser.................................13

ARTICLE V             COVENANTS........................................................................14

         Section 5.1       Seller Covenants............................................................14

ARTICLE VI            REPURCHASE OBLIGATION............................................................16

         Section 6.1       Reassignment of Ineligible Receivables......................................16
         Section 6.2       Conveyance of Reassigned Receivables........................................17

ARTICLE VII           CONDITIONS PRECEDENT.............................................................17

         Section 7.1       Conditions to Purchaser's Obligations Regarding Originator Receivables......17
         Section 7.2       Conditions Precedent to Obligations of the Sellers..........................18

ARTICLE VIII          TERM AND PURCHASE TERMINATION....................................................18

         Section 8.1       Term........................................................................18
         Section 8.2       Purchase Termination........................................................18

ARTICLE IX            MISCELLANEOUS PROVISIONS.........................................................19

         Section 9.1       Amendment...................................................................19
         Section 9.2       GOVERNING LAW...............................................................19
         Section 9.3       Notices.....................................................................19
         Section 9.4       Severability of Provisions..................................................20
         Section 9.5       Agreement of Sellers........................................................20
         Section 9.6       Further Assurances..........................................................20


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                               TABLE OF CONTENTS
                                  (continued)
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         Section 9.7       No Waiver; Cumulative Remedies..............................................20
         Section 9.8       Counterparts................................................................20
         Section 9.9       Binding; Third-Party Beneficiary............................................20
         Section 9.10      Merger and Integration......................................................20
         Section 9.11      Headings....................................................................21
         Section 9.12      Schedules and Exhibits......................................................21
         Section 9.13      Survival of Representations and Warranties..................................21
         Section 9.14      Waiver of Trial by Jury.....................................................21
         Section 9.15      No Petition.................................................................21

SCHEDULE I  List of Receivables........................................................................23

EXHIBIT A  Form of Additional Conveyance..............................................................A-1

EXHIBIT B  Form of Subordinated Revolving Note........................................................B-1

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                                       ii

         RECEIVABLES PURCHASE AGREEMENT, dated as of NOVEMBER 8, 1999, by and among A.I. Credit Corp., a New Hampshire corporation (together with its successors, "AIC"), as a seller (a "Seller"), AICCO, Inc., a California corporation (together with its successors, "AICCO"), as a seller (a "Seller"), Imperial Premium Finance, Inc., a Delaware corporation (together with its successors, "IP Finance I"), as a seller (a "Seller"), Imperial Premium Finance, Inc., a California corporation (together with its successors, "IP Finance II"), as a seller, (a "Seller") and Imperial Premium Funding, Inc., a Delaware corporation (together with its successors, "IP Funding"), as a seller (a "Seller" and, together with AIC, AICCO, IP Finance I and IP Finance II, the "Sellers") and A.I. Receivables Transfer Corp., a Delaware corporation, as purchaser (together with its successors, "Purchaser").

                              W I T N E S S E T H:

         WHEREAS, Purchaser desires to purchase, from time to time, certain Originator Receivables arising from certain Premium Finance Obligations existing and to be financed from the Sellers after the Initial Cut-Off Date;

         WHEREAS, the Sellers desire to sell from time to time and assign such Originator Receivables to Purchaser upon the terms and conditions hereinafter set forth;

         WHEREAS, it is contemplated that the Initial Receivables and Additional Receivables purchased hereunder will be transferred by the Purchaser to the AIG Credit Premium Finance Master Trust (the "Trust"); and

         WHEREAS, the Sellers agree that all covenants and agreements made by the Sellers herein with respect to the Initial Receivables and Additional Receivables shall also be for the benefit of Bank One, National Association, a national banking association, as indenture trustee (the "Trustee"), and all Noteholders.

         NOW, THEREFORE, it is hereby agreed by and among the Sellers and Purchaser as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1 Definitions. Each capitalized term used herein or in any Conveyance Paper, and not defined herein or therein, shall have the meaning specified in the Base Indenture and the Sale and Servicing Agreement. In addition, the following words and phrases shall have the following meanings:

         "Addition Cut-Off Date" shall mean the date as of which any Additional Receivables are designated by the Seller for inclusion in the Trust, as specified in the related Assignment.

         "Addition Date" means each date as of which Additional Receivables are conveyed by a Seller to Purchaser pursuant to Section 2.2.

         "Additional Conveyance" has the meaning set forth in Section 2.2.

         "Additional Receivables" means additional Originator Receivables designated as such by the Sellers for sale to the Issuer pursuant to Section 2.2.

         "Agreement" means this Receivables Purchase Agreement and all amendments hereof and supplements hereto.

         "AIC" has the meaning specified in the Preamble.

         "AICCO" has the meaning specified in the Preamble.

         "Base Indenture" means the Base Indenture, dated as of the date hereof, between the Trust and the Trustee.

         "Closing Date" means November 8, 1999.

         "Conveyance" has the meaning specified in Section 2.1(a).

         "Conveyance Papers" has the meaning specified in Section 4.1(c).

         "Cut-Off Date" has the meaning specified in the Base Indenture.

         "Deferred Payment Obligation" has the meaning specified in the Base Indenture.

         "Eligible Receivable" has the meaning specified in the Sale and Servicing Agreement.

         "Initial Cut-Off Date" has the meaning specified in the Base Indenture.

         "Initial Receivables" means the Eligible Receivables listed on Schedule I to this Agreement transferred to the Purchaser as of the Initial Closing Date.

         "IP Finance I" has the meaning specified in the Preamble.

         "IP Finance II" has the meaning specified in the Preamble.

         "IP Funding" has the meaning specified in the Preamble.

         "Originator Receivable" has the meaning specified in the Sale and Servicing Agreement.

         "Premium Finance Obligations" has the meaning specified in the Base Indenture.

         "Purchase Price" has the meaning specified in Section 3.1.

         "Purchased Assets" has the meaning specified in subsection 2.1(a).


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         "Purchaser" has the meaning specified in the Preamble.

         "Receivables" has the meaning specified in the Base Indenture.

         "Removal Date" means the date for removal of the Removed Receivables.

         "Removed Receivables" means those Originator Receivables which are designated for deletion and removal by the Seller, and reassigned by the Trustee to the Seller, pursuant to Section 2.07 of the Sale and Servicing Agreement.

         "Sale and Servicing Agreement" means the Sale and Servicing Agreement, dated as of the Closing Date, among the Purchaser, as seller, AIC, AICCO, IP Finance I, IP Finance II and IP Funding, as Servicer, AIG Credit Premium Finance Master Trust, a Delaware business trust, as Issuer, Chase Manhattan Bank Delaware, a Delaware banking corporation, as Owner Trustee of the Issuer and Bank One, National Association, as indenture trustee and all amendments and supplements thereto.

         "Seller Required Time" means, with respect to any breach of representation or warranty, the earlier of:

                  (i) the 60th day (or such later day, not to exceed the 120th day, as may be agreed by the Trustee in its sole discretion) from the earlier to occur of (A) the discovery of such breach and the related Requisite Effect by the Seller or (B) receipt by the Seller of written notice of such breach and effect given by the Trustee, and

                  (ii) if such breach of a representation or warranty relates to
         Section 4.2(a), 4.2(b)(ii) or 4.2(b)(viii), the date on which a Pay Out Event shall occur for any Series as result of such breach.

         "Seller Requisite Effect" means any of the following:

                  (i) with respect to any breach of representation or warranty, an effected Receivable becomes a Defaulted Receivable as a result of such breach,

                  (ii) with respect to any breach of representation or warranty set forth in Section 4.2(a), 4.2(b)(ii) or 4.2(b)(viii), the interest of the Trustee in any Purchased Assets shall not be a first priority perfected security interest, or

                  (iii) with respect to any breach of a representation or warranty set forth in 4.1(e), 4.1(g), 4.1(h), 4.2(b)(i) or 4.2(b)(v), such breach has a material adverse effect on the interests of Noteholders.

         "Seller Specified Representation" means a representation or warranty set forth in any of the following subsections: 4.1(e), 4.1(g), 4.1(h), 4.2(a) or 4.2(b).


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         "Series Supplement" has the meaning specified in the Base Indenture.

         "Settlement Statement" has the meaning specified in Section 3.2.

         "Subordinated Note" shall mean each of the subordinated revolving promissory notes from Purchaser to a Seller, each substantially in the form of Exhibit B hereto.

         "Trust" means AIG Credit Premium Finance Master Trust, the trust created by the Master Trust Agreement, dated as of the date hereof between the Purchaser and Chase Manhattan Bank Delaware, a Delaware banking corporation, as Owner Trustee.

         "Trustee" means Bank One, National Association, a national banking association, as, and acting in the capacity of, Trustee under the Base Indenture, or its successor-in-interest, or any successor trustee appointed in accordance with the Base Indenture.

         Section 1.2 Other Definitional Provisions. Each capitalized term defined in this Agreement shall have the defined meaning when used in any certificate, other document, or Conveyance Paper made or delivered pursuant hereto unless otherwise defined therein.

         (a) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement or any Conveyance Paper shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, Subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

         (b) All determinations of the Principal Receivables or Finance Charge Receivables, and of any Collections in respect thereof, shall be made in accordance with the Sale and Servicing Agreement and all applicable supplements thereto and the Base Indenture and any Series Supplement thereto.

         (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

         (d) Any reference to each Rating Agency shall apply to any specific rating agency only if such rating agency is then rating any outstanding Series.


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         (e) Unless otherwise specified, references to any amount as on deposit or outstanding on any particular date shall mean such amount at the close of business on such day.

                                   ARTICLE II

                     PURCHASE AND CONVEYANCE OF RECEIVABLES

         Section 2.1 Purchase. By execution of this Agreement, (i) IP Finance I, IP Finance II and IP Funding do hereby transfer, assign, and otherwise convey to Purchaser, without recourse, all of their respective right, title and interest in and to the Initial Receivables as of the Initial Cut-Off Date and (ii) each Seller hereby transfers, assigns, and otherwise conveys to the Purchaser, without recourse, all of their respective right, title and interest in and to any Additional Receivables, arising after the Initial Cut-Off Date, which have been designated as such pursuant to Section 2.2 hereof (the transfers in (i) and (ii) collectively the "Conveyance"), in each case, together with all Collections thereon, other than Credit Balances, and each Seller's entire beneficial interest in (1) all rights in respect of Unearned Premium, all rights against insurance companies with respect to policies giving rise to Deferred Payment Obligations, upon the cancellation or other modification of such policies, and all collateral for any of the foregoing, (2) all claims against any Third Party Originators with respect to the Premium Finance Obligations conveyed hereunder,
(3) all other collateral, guarantee or support arrangements pertaining to such Premium Finance Obligations or such obligations of insurance companies and Third-Party Originators and (4) all Recoveries with respect to the foregoing received by the Sellers on or after the Initial Cut-Off Date and all proceeds of any of the foregoing (the foregoing the "Purchased Assets").

         (a) In connection with such Conveyance, each Seller agrees (i) to record and file, at its own expense, one or more financing statements (and continuation statements with respect to such financing statements when applicable) and to take such other action with respect to the Initial Receivables and the Additional Receivables, as applicable, and related assets with respect to such Seller, meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to effect the transfer and sale of, to perfect a first priority ownership or security interest in, and to maintain such ownership and perfection of, the Conveyance of such Purchased Assets from such Seller to Purchaser after the Initial Closing Date and any Addition Date (and the Purchaser to the Trust, as assignee and to the Trustee for the benefit of the Noteholders as assignee of the Trust if Purchaser so directs), (ii) that such financing statements shall name AIC, AICCO, IP Finance I, IP Finance II or IP Funding, as applicable, as seller, and Purchaser, as purchaser of the Purchased Assets, and the Trustee, as assignee, and (iii) to deliver a file-stamped copy of such financing statements or other evidence of such filings (excluding continuation statements, which shall be delivered as filed) to Purchaser (and to the Trustee) as soon as is practicable after filing.

         (b) In connection with such Conveyance, each Seller further agrees that it will, at its own expense, (i) on or prior to the Initial Closing Date indicate in its computer files that the Initial Receivables sold by it have been
(A) sold to Purchaser pursuant to this Agreement and sold by Purchaser to the


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Trust pursuant to the Sale and Servicing Agreement and (B) transferred to the
Trustee pursuant to the Base Indenture for the benefit of the Noteholders, by including in such computer files a code or other notation identifying such Initial Receivables, (ii) on each Addition Date, indicate in its computer files that the Additional Receivables have been (A) sold to Purchaser pursuant to this Agreement and sold by Purchaser to the Trust pursuant to the Sale and Servicing Agreement and (B) transferred to the Trustee pursuant to the Base Indenture for the benefit of the Noteholders, by including in such computer files a code or other notation identifying such Additional Receivables, (iii) on each Removal Date, indicate in its computer files or microfiche lists that the Removed Receivables have been reassigned to it by deleting in such computer files the code or other notation identifying such Removed Receivables, (iv) deliver to the Purchaser on each Addition Date or Removal Date, a computer file, or microfiche list containing a true and complete list of all such Additional or Removed Receivables, specifying for each such Originator Receivable, as of the applicable Cut-Off Date or the Removal Date, as applicable, (A) the aggregate amount outstanding with respect to such Originator Receivable and (B) the aggregate amount of Principal Receivables with respect to such Originator Receivable. Such computer files or microfiche lists, as supplemented from time to time to reflect Additional Receivables and Removed Receivables, shall be marked as Schedule I to this Agreement, shall be delivered to Purchaser (and to the Trustee) and marked as proprietary and confidential, and are hereby incorporated into and made a part of this Agreement. Each Seller further agrees not to alter the code or other notation referenced in clauses (i), (ii) and
(iii) of this paragraph with respect to any Originator Receivable during the term of this Agreement unless and until (x) such Originator Receivable becomes a Removed Receivable, or (y) such Seller shall have delivered to Purchaser and the Trustee at least 30 days prior written notice of its intention to do so and has taken such action as is necessary or advisable to cause the respective interests of Purchaser and the Trustee in the Originator Receivables to continue to be perfected with the priority required by this Agreement and the Sale and Servicing Agreement, respectively.

         (c) It is the intention of the parties hereto that the conveyance of the Purchased Assets, hereunder by the Sellers to Purchaser as provided in this
Section 2.1 be, and be construed as, an absolute sale, without recourse, of such Purchased Assets by the Sellers to Purchaser. Furthermore, it is not intended that such conveyance be deemed a pledge of such Purchased Assets by the Sellers to Purchaser to secure a debt or other obligation of the Sellers. If, however, notwithstanding the intention of the parties, the conveyance provided for in this Section 2.1 is determined to be a transfer for security, then this Agreement shall also be deemed to be a security agreement within the meaning of
Article 9 of the UCC and the Sellers hereby grant to Purchaser a "security interest" within the meaning of Article 9 of the UCC in all of the Sellers' right, title and interest in and to such Purchased Assets and all amounts payable to the holders of such Purchased Assets after the Initial Closing Date or Addition Date, as applicable, in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, to secure the payment of all amounts due and to become due in respect of such Purchased Assets and any other amounts owed to Purchaser hereunder.


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


         Section 2.2 Addition of Additional Receivables. If, from time to time, Purchaser becomes obligated to designate Additional Receivables pursuant to
Section 2.06(a) of the Sale and Servicing Agreement, then Purchaser shall give the Sellers written notice thereof on or before the fourth Business Day prior to the Addition Date therefor, and the Sellers shall on or before the Addition Date, either designate sufficient Originator Receivables to be sold to Purchaser under this Agreement or AIC and AICCO shall transfer sufficient Underlying Receivables to AIR for transfer to the AIC Trust (and indirectly to the Trust, or holder of the Transferor Certificate) so that, after the inclusion thereof as Trust Assets, Purchaser will be in compliance with the requirements of Section 2.06(a) of the Sale and Servicing Agreement; provided, however, that the failure of the Sellers to transfer Originator Receivables to Purchaser as provided in this paragraph solely as a result of the unavailability of a sufficient amount of Eligible Receivables shall not constitute a breach of this Agreement. Additionally, pursuant to Section 2.06(b) of the Sale and Servicing Agreement, Originator Receivables may, from time to time, be designated to be included as Additional Receivables upon the mutual agreement of the Sellers and Purchaser. In either event, the Sellers shall have sole responsibility for selecting such Additional Receivables, subject to the provisions hereof, including without limitation the representations and warranties set forth in Section 4.2(b). The Sellers shall on or prior to the Addition Date therefor execute and deliver to Purchaser a written assignment from the Sellers to Purchaser in substantially the form of Exhibit A (the "Additional Conveyance"). Upon such designation, such Additional Receivables shall be deemed to be Originator Receivables hereunder.

                                   ARTICLE III

                            CONSIDERATION AND PAYMENT

         Section 3.1 Purchase Price. The purchase price for the Initial Receivables and Additional Receivables to be conveyed to the Purchaser under this Agreement (the "Purchase Price") shall be payable on the date of conveyance in an amount equal to 100% of the Principal Receivables represented thereby.

         (a) The Purchase Price to be paid by Purchaser, with respect to the transfer of Initial Receivables on the Initial Closing Date and Additional Receivables on each Addition Date shall be paid (i) in cash, (ii) with the consent of the related Seller, by issuance to the related Seller of a Subordinated Note or by increase in the principal amount outstanding thereunder, or (iii) any combination of the foregoing, in each case in accordance with
Section 3.2.

         (b) To the extent that Purchaser shall not have paid before, or shall not have available to it, cash in U.S. dollars in same day funds sufficient to pay (or cause to be paid) to the Sellers the Purchase Price for Originator Receivables that have been designated for sale pursuant hereto during a Monthly Period, the remainder of the Purchase Price shall be paid on each Payment Date by increasing the principal amount of the related Subordinated Note by an amount equal to such insufficiency.


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

         Section 3.2 Settlement and Ongoing Payment of Purchase Price. On each Payment Date under the Base Indenture, each Seller shall deliver a settlement statement (each, a "Settlement Statement") to Purchaser, showing (a) the aggregate Purchase Price of Originator Receivables conveyed to Purchaser during the prior Monthly Period, the portion thereof paid in cash and the portion represented by an increase in the principal amount of the related Subordinated Note and (b) any adjustment to the Purchase Price of Originator Receivables with respect to such Monthly Period pursuant to Section 6.1. Any cash balance due from Purchaser to a Seller shall be paid in cash in immediately available funds to such Seller or the outstanding balance of the related Subordinated Note shall be increased to reflect such unpaid balance, or a combination of the foregoing shall occur, and any balance due from a Seller to Purchaser shall be paid in immediately available funds to Purchaser. To the extent that any Seller has received an amount greater than the Purchase Price of such Originator Receivables, such Seller shall first apply such amount to the payment of the unpaid principal of the related Subordinated Note, if any. If, after giving effect to any such payment in respect of such Subordinated Note, such Seller has received an amount greater than the Purchase Price, such Seller shall retain such amounts and, at the option of Purchaser (A) issue its note to Purchaser with terms substantially similar to the terms of the related Subordinated Note or (B) subject to applicable legal restrictions, elect to treat such amounts as a dividend.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         Section 4.1 Representations and Warranties of the Sellers Relating to the Sellers' Power and Authority. Each Seller hereby represents and warrants to, and agrees with, Purchaser as of the date of this Agreement and each Reaffirmation Date, that:

         (a) Organization and Good Standing. It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

         (b) Due Qualification. It is duly qualified to do business and is in good standing (or is exempt from such requirement) in any state required in order to conduct business except where failure to so qualify or be in good standing would not have a material adverse effect on its business, and has obtained all necessary licenses and approvals with respect to it and the conduct of its business required under federal, state and local laws except where failure to obtain such licenses and approvals would not have a material adverse effect on its business or the Purchased Assets or the interests of the Purchaser or its assigns therein.

         (c) Due Authorization. The execution and delivery and performance of this Agreement and any other certificate, document or instrument delivered pursuant hereto (such other certificates, documents and instruments, collectively, the "Conveyance Papers") by it and the consummation of the transactions provided for in this Agreement have been duly authorized by it by all necessary corporate action on its part.

         (d) No Conflict. The execution and delivery of this Agreement and the Conveyance Papers, the performance of the transactions contemplated by this Agreement and the Conveyance Papers, and the fulfillment of the terms hereof and thereof by it will not conflict with, result in any breach of, or constitute (with or without notice or lapse of time or both) a default under, its articles of incorporation or by-laws, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which it is a party or by which it or any of its properties are bound.

         (e) No Violation. The execution and delivery of this Agreement and the Conveyance Papers, the performance of the transactions contemplated by this Agreement and the Conveyance Papers, and the fulfillment of the terms hereof and thereof by it will not conflict with or violate its articles of incorporation or by-laws or any Requirements of Law applicable to it or any of its properties.

         (f) No Proceedings. There are no proceedings or investigations pending or, to the best of its knowledge, threatened against it before any Governmental Authority (i) asserting the invalidity of this Agreement or any of the Conveyance Papers, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the Conveyance Papers,
(iii) seeking any determination or ruling that, in its reasonable judgment, would materially and adversely affect its performance of its obligations under this Agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or any of the Conveyance Papers, (v) seeking to affect adversely the income tax attributes of the Trust, (iv) that could reasonably be expected to materially and adversely affect the value of the Purchased Assets or the interest of the Purchaser therein, or (vii) that could reasonably be expected to otherwise adversely affect the Purchaser or its assigns.

         (g) Accuracy of Information. All information heretofore furnished by it in writing to the Purchaser or the Trustee for purposes of or in connection with this Agreement or any transactions contemplated hereby is, and all such information hereafter furnished by it in writing to the Purchaser or the Trustee will be, true and accurate in every material respect and did not and will not omit to disclose a material fact with the intent to mislead.

         (h) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery of this Agreement and any of the Conveyance Papers, the performance of the transactions contemplated by this Agreement or any of the Conveyance Papers, and the fulfillment of the terms hereof and thereof, have been duly obtained, effectuated or given and are in full force and effect.

         (i) Insolvency. It is not insolvent and no Insolvency Event with respect to it has occurred, and the transfer of Originator Receivables by it to Purchaser contemplated hereby has not been made in contemplation of such insolvency or Insolvency Event.

         The representations and warranties set forth in this Section 4.1 shall survive the transfer and assignment of the Originator Receivables to Purchaser. Upon discovery by any Seller or Purchaser of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties and the Trustee. The Sellers agree to cooperate with Purchaser and the Trustee in attempting to cure any such breach.

         Section 4.2 Representations and Warranties of the Sellers Relating to the Agreement and the Originator Receivables.

         (a) Binding Obligation; Valid Transfer and Assignment. Each Seller hereby represents and warrants to Purchaser as of the Initial Closing Date and each Reaffirmation Date that:

                  (i) This Agreement and the related Conveyance Papers, as applicable, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general, and
         (B) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                  (ii) Immediately prior to the transfer hereunder, each Seller was the owner of all right, title and interest in and to the Purchased Assets and this Agreement and the related Conveyance Papers, as applicable, constitutes a valid transfer, assignment and conveyance to the Purchaser of all of its right, title and interest in and to the Purchased Assets and such transfer, assignment and conveyance is perfected and is of first priority, and will be held by the Purchaser free and clear of any Lien of any Person (other than those of the Purchaser and its assigns) except for Liens for municipal or other local taxes (not in excess of $5,000,000) for all Sellers if such taxes shall not at the time be due and payable or if it shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto; provided that once any such Lien is either no longer being contested or the appropriate Governmental Authority has entered a final non-appealable decision or order in connection therewith, such Lien will no longer be permitted .

         (b) Eligibility of Originator Receivables. Each Seller hereby represents and warrants to the Purchaser, with respect to Receivables under Premium Finance Obligations financed by it and listed as being conveyed hereunder or in Conveyance Papers, as of the Closing Date and (with respect to the Additional Receivables) each related Addition Date that:

                  (i) Each such Originator Receivable is an Eligible Receivable as of the Closing Date or (with respect to Additional Receivables) the Addition Date.

                  (ii) Each such Originator Receivable has been conveyed to the Purchaser (x) free and clear of any Lien of any Person (other than those of the Purchaser and its assigns and other than Liens for municipal or other local taxes (not in excess of $5,000,000) for all Sellers if such taxes shall not at the time be due and payable or if it shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto); provided that once any such Lien is either no longer being contested or the appropriate Governmental Authority has entered a final non-appealable decision or order in connection therewith, such Lien will no longer be permitted and (y) in compliance with all applicable Requirements of Law.

                  (iii) With respect to Originator Receivables relating to Loans and Deferred Payment Obligations which are to be funded within 30 days of their transfer hereunder, after giving effect to the sale of such Receivables to the Trust, the aggregate unpaid principal balance of Receivables relating to Loans and Deferred Payment Obligations that are not funded will not exceed 10% of the aggregate principal balance of all Receivables as of the date of sale.

                  (iv) With respect to Originator Receivables relating to Deferred Payment Obligations, after giving effect to the sale of such Originator Receivables to the Trust, the aggregate unpaid principal balance of Receivables relating to Deferred Payment Obligations will not exceed 10% of the aggregate principal balance of all Receivables as of the date of sale (unless the Rating Agencies confirm that a larger percentage will not result in the reduction, qualification or withdrawal of the rating of any outstanding Series of Notes).

                  (v) With respect to each such Originator Receivable, all material consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by it, any Third Party Originator or the Purchaser and its assigns in connection with the origination and servicing of the related Premium Finance Obligation and the conveyance of such Originator Receivable to the Purchaser have been duly obtained, effected or given and are in full force and effect.

                  (vi) As of the Initial Closing Date, the Closing Date for a Series and as of the end of each Monthly Period during which one or more Addition Dates shall have occurred, the related computer file or microfiche list referred to in Section 2.06(d) of the Sale and Servicing Agreement, is an accurate and complete listing in all material respects of all the Originator Receivables as of the end of such Monthly Period, and the information contained therein with respect to the identity of such Originator Receivables is true and correct in all material respects as of the end of such Monthly Period.

                  (vii) With respect to each Originator Receivable (x) no selection procedures believed by it to be materially adverse to the interests of the Noteholders were utilized in selecting the Additional Receivables being conveyed by it, (y) as of the date of transfer to the Purchaser it is not insolvent and (z) as of the date of transfer to the Purchaser it has not received notice from any Rating Agency that an existing rating of any Notes will be reduced or withdrawn as a result of the conveyance of the related Originator Receivables.

                  (viii) With respect to each Originator Receivable, this Agreement and the Conveyance Papers constitute and will constitute a valid transfer, assignment and conveyance to the Purchaser, as of the date of transfer to the Purchaser, of all right, title and interest in and to the Originator Receivables, and such Originator Receivables are held by the Purchaser free and clear of any Lien of any Person (other than those of the Purchaser and its assigns) except for Liens for municipal or other local taxes (not in excess of $5,000,000) for all Sellers if such taxes shall not at the time be due and payable or if it shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto; provided that once any such Lien is either no longer being contested or the appropriate Governmental Authority has entered a final non-appealable decision or order in connection therewith, such Lien will no longer be permitted.

                  (ix) Each such Originator Receivable that has not been funded prior to its transfer hereunder will be funded within 30 days of its transfer to the Trust.

                  (x) Each Originator Receivable shall have created or shall create a valid, subsisting and enforceable beneficial ownership interest in the related Premium Finance Obligation in favor of the related Seller, which has been and will be assigned pursuant to this Agreement and Conveyance Papers, by the applicable Seller to the Purchaser. Each Premium Finance Obligation consisting of (i) a Loan is secured by a first priority security interest in the right to receive Unearned Premiums payable by the related insurer and (ii) a Deferred Payment Obligation creates a first priority ownership or security interest in the right to receive the premium payments purported to be conveyed thereunder.

                  (xi) Each Originator Receivable is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor (in the case of a Loan) or insurer (in the case of a Deferred Payment Obligation), enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and to general principles of equity.

         (c) Notice of Breach. The representations and warranties set forth in this Section 4.2 shall survive the transfer and assignment of the relevant Originator Receivables to Purchaser. Upon discovery by any Seller or by Purchaser of a breach of any of the representations and warranties set forth in this Section 4.2, the party discovering such breach shall give prompt written notice to the other parties and the Trustee. Each Seller hereby acknowledges that Purchaser intends to rely on the representations and warranties made hereunder in connection with representations and warranties made by Purchaser to secured parties, assignees or subsequent transferees including but not limited to transfers made by Purchaser to the Trust pursuant to the Sale and Servicing Agreement. Each Seller agrees to cooperate with Purchaser and the Trustee in attempting to cure any such breach.

         Section 4.3 Representations and Warranties of Purchaser. As of the Closing Date, Purchaser hereby represents and warrants to, and agrees with, each Seller that:

         (a) Organization and Good Standing. Purchaser is a corporation validly existing in good standing under the laws of the State of Delaware and has full power and authority to own its properties and conduct its business as such properties are presently owned and such business is presently conducted and to execute, deliver and perform its obligations under this Agreement and the Conveyance Papers.

         (b) Due Authorization. The execution and delivery of this Agreement and the Conveyance Papers and the consummation of the transactions provided for in this Agreement and the Conveyance Papers have been duly authorized by Purchaser by all necessary corporate action on the part of Purchaser.

         (c) No Conflict. The execution and delivery of this Agreement and the Conveyance Papers, the performance of the transactions contemplated by this Agreement and the Conveyance Papers, and the fulfillment of the terms hereof and thereof, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which Purchaser is a party or by which it or any of its properties are bound.

         (d) No Violation. The execution, delivery and performance of this Agreement and the Conveyance Papers by Purchaser and the fulfillment of the terms contemplated herein and therein applicable to Purchaser will not conflict with or violate Purchaser's charter or by-laws or any Requirements of Law applicable to Purchaser.

         (e) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of Purchaser, threatened against Purchaser, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement or any of the Conveyance Papers, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the Conveyance Papers,
(iii) seeking any determination or ruling that, in the reasonable judgment of Purchaser, would materially and adversely affect the performance by Purchaser of its obligations under this Agreement or any of the Conveyance Papers or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or any of the Conveyance Papers.

         (f) All Consents Required. All authorizations, consents, orders or approvals or other action of or registrations or declarations with any Person or any Governmental Authority required to be obtained, effected or given by Purchaser in connection with the execution and delivery by Purchaser of this Agreement and the Conveyance Papers and the performance of the transactions contemplated by this Agreement and the Conveyance Papers or the fulfillment of the terms of this Agreement and the Conveyance Papers by Purchaser have been duly obtained, effected or given and are in full force and effect.

         The representations and warranties set forth in this Section 4.3 shall survive the Conveyance of the Originator Receivables to Purchaser and the termination of the rights and obligations of the Sellers and Purchaser under this Agreement. Upon discovery by a Seller or Purchaser of a breach of any of the representations and warranties set forth in this Section 4.3, the party discovering such breach shall give prompt written notice to the other parties and the Trustee.

                                    ARTICLE V

                                    COVENANTS

         Section 5.1 Seller Covenants. Each Seller hereby covenants and agrees with Purchaser as follows:

         (a) Originator Receivables to Be General Intangibles. It will not take any action, nor will it suffer to be taken any action, to cause any Premium Finance Obligation or Originator Receivable to be evidenced by any instrument (as defined in the UCC as in effect in the States of Delaware, New Hampshire, New York and California). Each Originator Receivable shall be payable pursuant to a contract which does not create a Lien on any goods purchased thereunder. It will not take any action, nor will it suffer to be taken any action, to cause any Originator Receivable to be anything other than a "general intangible" (as defined in the UCC as in effect in the States of Delaware, New Hampshire, New York and California).

         (b) Conveyances and Security Interests. Except for the conveyances hereunder, it will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien, on any of the

Purchased Assets, whether now existing or hereafter created, or any interest therein or on the legal title to any Premium Finance Obligation, the Originator Receivable under which is part of the Purchased Assets; it will immediately notify the Purchaser of the existence of any Lien on any of the Purchased Assets or on the legal title to any Premium Finance Obligation, the Originator Receivable under which is part of the Purchased Assets; and it shall defend the right, title and interest of the Trust in, to and under the Purchased Assets, whether now existing or hereafter created, against all claims of third parties; provided, however, that nothing in this subsection 5.1(b) shall prevent or be deemed to prohibit it from suffering to exist upon any of the Purchased Assets (other than those of the Purchaser and its assigns) any Liens for municipal or other local taxes not in excess of $5,000,000 for all Sellers if such taxes shall not at the time be due and payable or if it shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto; provided that once any such Lien is either no longer being contested or the appropriate Governmental Authority has entered a final non-appealable decision or order in connection therewith, such Lien will no longer be permitted; provided, further, that it shall not be prohibited hereby from conveying, assigning, selling, exchanging or otherwise transferring Originator Receivables and related Premium Finance Obligations in connection with a transaction complying with the provisions of Section 7.02 of the Sale and Servicing Agreement.

         (c) Originator Receivables Allocations. In the event that it is unable for any reason to transfer Originator Receivables to the Purchaser in accordance with the provisions of this Agreement (including, without limitation, by reason of the application of Section 8.2 hereof or an order by any federal or state governmental agency having regulatory authority over it or any court of competent jurisdiction that it not transfer any Originator Receivables to the Purchaser) then, in any such event, it agrees to allocate and pay to the Purchaser, after the date of such inability, all Collections with respect to Originator Receivables, and all amounts which would have constituted Collections with respect to Originator Receivables but for its inability to transfer such Originator Receivables to the Purchaser.

         (d) Delivery of Collections. If it receives Collections, it agrees to pay to Purchaser (or its designee if Purchaser so directs) all such Collections as soon as practicable after receipt thereof but in no event later than two Business Days after receipt thereof; provided, however, that for so long as it is acting as a Servicer pursuant to the Sale and Servicing Agreement, it shall apply Collections received by it in accordance with the Sale and Servicing Agreement.

         (e) Notice of Liens. It shall notify Purchaser promptly after becoming aware of any Lien on any Originator Receivable other than the conveyances hereunder or any Lien for municipal or other local taxes if such taxes shall not at the time be due and payable or if it shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto; provided that once any such Lien is either no longer being contested or the appropriate Governmental Authority has entered a final non-appealable decision or order in connection therewith, it shall promptly notify the Purchaser of such Lien.

         (f) Documentation of Transfer. It shall cause to be executed and delivered to Purchaser any documents (including financing statements and/or continuation statements under the UCC) that would be necessary to fully preserve and protect the Purchaser's (or its designee's) right, title and interest in and to the Originator Receivables.

         (g) Sale. It agrees to treat the Conveyance, for financial accounting purposes, as a sale on all financial statements and other applicable documents.

         (h) Continuous Perfection. It shall not change its name, identity or structure in any manner that might cause any financing or continuation statement filed pursuant to this Agreement to be misleading within the meaning of Section 9-402(7) of the UCC (or any other then applicable provision of the UCC) unless it shall have delivered to Purchaser or its designees at least 30 days prior written notice thereof and, no later than 30 days after making such change, shall have taken all action necessary or advisable to amend such financing statement or continuation statement so that it is not misleading. It shall not change its chief executive office or change the location of its principal records concerning the Originator Receivables or the Collections unless it has delivered to Purchaser or its designees at least 30 days prior written notice of its intention to do so and has taken such action as is necessary or advisable to cause the interest of Purchaser or its designees in the Originator Receivables to continue to be perfected with the priority required by this Agreement.

                                   ARTICLE VI

                              REPURCHASE OBLIGATION

         Section 6.1 Reassignment of Ineligible Receivables.

         (a) In the event that with respect to a Originator Receivable any Seller Specified Representation is breached and, as a result of such breach, a Seller Requisite Effect occurs, then within the Required Time, the related Seller shall repurchase such affected Originator Receivable and pay to Purchaser an amount in cash equal to the Purchase Price, adjusted for any Collections received, paid for any such Ineligible Receivable by Purchaser to such related Seller; provided, however, that no such payment shall be required to be made after the expiration of the periods specified herein if, on any day within such applicable period, such representations and warranties with respect to such affected Originator Receivable shall then be true and correct in all respects as if such affected Originator Receivable has been created on such day. The obligation of each Seller set forth in this Section shall constitute the sole remedy respecting any breach of the Seller Specified Representations available to Purchaser.

Notwithstanding the above, any breach of subsection 4.2(b)(iii) or 4.2(b)(ix), upon expiration of 30 days from the breach, the Seller shall repurchase the unfunded portion of such affected Originator Receivable and make a payment to the Purchaser pursuant to Section 6.1 above; provided, however, that no such removal and payment shall be required to be made after the expiration of such 30 day period if, on any day within such applicable period, such representations and warranties with respect to such Originator Receivable shall then be true and correct in all material respects as if such Originator Receivable had been created on such day.

         (b) Repurchase of all Originator Receivables. In the event of a breach of any of the representations and warranties set forth in subsection 4.2(a)(i) having a material adverse effect on the Trust, the Purchaser, by notice then given in writing to the Seller, may direct the Seller to accept reassignment of all of the Originator Receivables within 60 days of such notice (or within such longer period as may be specified in such notice but in no event longer than 120 days), and the Seller shall be obligated to accept reassignment of such Originator Receivables on a Payment Date specified by the Seller occurring within such applicable period on the terms and conditions set forth in the Sale and Servicing Agreement; provided, however, that no such reassignment shall be required to be made if, at any time during such applicable period, with respect to a breach of the representation and warranty contained in subsection 4.2
(a)(i), such representation shall then be true and correct in all respects; provided further, that if as a result of such breach a Series Pay Out Event shall occur (as specified in a Series Supplement), the Seller shall be obligated to accept reassignment of all affected Purchased Assets upon the occurrence of such Series Pay Out Event.

         Section 6.2 Conveyance of Reassigned Receivables. Upon the request of any Seller, Purchaser shall execute and deliver to such Seller a reconveyance substantially in such form and upon such terms as shall be acceptable to such Seller, pursuant to which Purchaser evidences the conveyance to such Seller of all of Purchaser's right, title, and interest in any Originator Receivables reconveyed to such Seller pursuant to Section 6.1. Purchaser shall execute (and shall cause the Trustee to execute) such other documents or instruments of conveyance or take such other actions as the Sellers may reasonably require to effect any repurchase of Originator Receivables pursuant to this Article VI.

                                  ARTICLE VII

                              CONDITIONS PRECEDENT

         Section 7.1 Conditions to Purchaser's Obligations Regarding Originator Receivables. The obligation of Purchaser to purchase any Originator Receivables on the Closing Date and any Addition Date shall be subject to the satisfaction of the following conditions:

         (a) All representations and warranties of the Sellers contained in this Agreement shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such purchase; and

         (b) All information (concerning any Premium Finance Obligation to which such Originator Receivables relate) provided or to be provided to Purchaser shall be true and correct in all material respects on the date of such purchase.

         Section 7.2 Conditions Precedent to Obligations of the Sellers. The obligations of any Seller to sell on the Closing Date and any Addition Date Originator Receivables shall be subject to the satisfaction of the following conditions:

         (a) All representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such sale;

         (b) Payment or provision for payment of the Purchase Price in accordance with the provisions of Sections 3.1 and 3.2 hereof shall have been made; and

         (c) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement (including Conveyance Papers in connection with a Conveyance on any Addition Date) shall be satisfactory in form and substance to the Sellers, and the Sellers shall have received from Purchaser copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as the Sellers may reasonably have requested.

         If a Seller shall accept payment for any Originator Receivables in respect of the Closing Date or Addition Date, it will be deemed to have confirmed that all of the conditions specified in this Section have been satisfied or waived.

                                  ARTICLE VIII

                          TERM AND PURCHASE TERMINATION

         Section 8.1 Term. This Agreement shall commence as of the date of execution and delivery hereof and shall continue until the termination of the Trust as provided in the Trust Agreement.

         Section 8.2 Purchase Termination. If an Insolvency Event occurs with respect to any Seller or the provisions of Section 2.6(b) of the Base Indenture are violated for any reason, then the Sellers shall on the day of such Insolvency Event or violation immediately cease to transfer Principal Receivables to Purchaser and shall promptly give notice to Purchaser and the Trustee of such Insolvency Event. Notwithstanding any cessation of the transfer to Purchaser of Principal Receivables, Principal Receivables transferred to Purchaser prior to the occurrence of such Insolvency Event or violation and Collections in respect of such Principal Receivables, Finance Charge Receivables, whenever created, accrued in respect of such Principal Receivables and Recoveries with respect to such Principal Receivables and Finance Charge Receivables shall continue to be property of Purchaser transferable by Purchaser to the Trust pursuant to the Sale and Servicing Agreement.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

         Section 9.1 Amendment. This Agreement and any Conveyance Papers and the rights and obligations of the parties hereunder may not be changed orally, but only by an instrument in writing signed by the Sellers and Purchaser in accordance with this Section 9.1. This Agreement and any Conveyance Papers may be amended from time to time by the Sellers and Purchaser (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be inconsistent with any other provisions herein or in any such other Conveyance Papers, (iii) to add any other provisions with respect to matters or questions arising under this Agreement or any Conveyance Papers that shall not be inconsistent with the provisions of this Agreement or any Conveyance Papers,
(iv) to change or modify the Purchase Price, and (v) to change, modify, delete or add any other obligation of the Sellers or Purchaser; provided, however, that such action shall not adversely affect in any material respect the interests of the Trustee or any Noteholder, without the written consent of the Trustee. Any reconveyance executed in accordance with the provisions hereof shall not be considered to be an amendment to this Agreement.

         Section 9.2 GOVERNING LAW. THIS AGREEMENT AND THE CONVEYANCE PAPERS SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPLELLATE COURT HAVING JURISDITION TO REVIEW THE JUDGMENT THEREOF. EACH OF THE PARTIES HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND COSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

         Section 9.3 Notices. All demands, notices, instructions, directions and communications (collectively, "Notices") under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at, mailed by registered mail, return receipt requested, or sent by facsimile transmission to (i) in the case of AIC, to 160 Water Street, New York, New York 10038-4922, Attention: President (facsimile no. (212) 428-5515), (ii) in the case of AICCO, to 777 South Figueroa Street, Los Angeles, California 90017,
Attention: President, (iii) in the case of IP Finance I, IP Finance II and IP Funding 15303 Ventura Blvd., Suite 1600, Sherman Oaks, California 91403,
Attention: President , (iv) in the case of the Purchaser, to 160 Water Street, New York, New York 10038-4922, Attention: President (facsimile no. (212) 428-5515), (v) in the case of the Trustee, to 1 Bank One Plaza, Suite IL1-0126, Chicago, Illinois 60670-0126, Attention: Corporate Trust Services Division

(facsimile no. (312) 407-4656), and (vi) in the case of any Rating Agency, at the address or telecopy number provided in the related Supplement.

         Section 9.4 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement or any Conveyance Paper shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, and terms of this Agreement or any Conveyance Paper and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of any Conveyance Paper.

         Section 9.5 Agreement of Sellers. Each Seller agrees for the benefit of the Trustee that any amounts payable by such Seller to Purchaser hereunder which are to be paid by Purchaser to the Trustee for the benefit of the Noteholders shall be paid by such Seller, on behalf of Purchaser, directly to the Trustee. Any payment required to be made on or before a specified date in same-day funds may be made on the prior Business Day in next-day funds.

         Section 9.6 Further Assurances. The Sellers and Purchaser agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by any other party more fully to effect the purposes of this Agreement and the Conveyance Papers, including, without limitation, the execution of any UCC financing statements or continuation statements or equivalent documents relating to the Originator Receivables for filing under the provisions of the UCC or other law of any applicable jurisdiction.

         Section 9.7 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Sellers or Purchaser, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

         Section 9.8 Counterparts. This Agreement and all Conveyance Papers may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

         Section 9.9 Binding; Third-Party Beneficiary. This Agreement and the Conveyance Papers will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The parties hereto intend that the Trustee shall be a third-party beneficiary of this Agreement.

         Section 9.10 Merger and Integration. Except as specifically stated otherwise herein, this Agreement and the Conveyance Papers set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the Conveyance Papers. This Agreement and the Conveyance Papers may not be modified, amended, waived or supplemented except as provided herein.

         Section 9.11 Headings. The headings set forth herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

         Section 9.12 Schedules and Exhibits. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

         Section 9.13 Survival of Representations and Warranties. All representations, warranties and agreements contained in this Agreement or contained in any Conveyance Paper, shall remain operative and in full force and effect and shall survive conveyance of the Originator Receivables by Purchaser to the Trust pursuant to the Sale and Servicing Agreement and conveyance by the Trust to the Trustee pursuant to the Base Indenture.

         Section 9.14 Waiver of Trial by Jury. To the extent permitted by applicable law, each of the parties hereto irrevocably waives all right of trial by jury in any action, proceeding or counterclaim arising out of or in connection with this assignment or the Related Documents or any matter arising hereunder or thereunder.

         Section 9.15 No Petition. Each of the Sellers by entering into this Receivables Purchase Agreement hereby covenant and agree that they will not at any time institute against the Purchaser, or join in any institution against the Purchaser of, any bankruptcy proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to this Receivables Purchase Agreement.

         IN WITNESS WHEREOF, the Sellers and Purchaser have caused this Receivables Purchase Agreement to be duly executed by their respective officers as of the day and year first above written.

                             A.I. CREDIT CORP.,
                                   as Seller

                             By:  /s/ Michael D. Vogen
                                ----------------------------------
                                Name: Michael D. Vogen
                                Title: Senior Vice President

                             AICCO, INC.,
                                   as Seller

                             By:  /s/ Michael D. Vogen
                                ----------------------------------
                                Name: Michael D. Vogen
                                Title: Senior Vice President

                             IMPERIAL PREMIUM FINANCE, INC.,
                                   as Seller

                             By:  /s/ Michael D. Vogen
                                ----------------------------------
                                Name: Michael D. Vogen
                                Title: Senior Vice President

                             IMPERIAL PREMIUM FINANCE, INC.,
                                   as Seller

                             By:  /s/ Michael D. Vogen
                                ----------------------------------
                                Name: Michael D. Vogen
                                Title: Senior Vice President

                             IMPERIAL PREMIUM FUNDING, INC.,
                                   as Seller

                             By:  /s/ Michael D. Vogen
                                ----------------------------------
                                Name: Michael D. Vogen
                                Title: Senior Vice President

                             A.I. RECEIVABLES TRANSFER CORP.,
                                   as Purchaser

                             By:  /s/ Michael D. Vogen
                                ----------------------------------
                                Name: Michael D. Vogen
                                Title: Vice President

                                                                      SCHEDULE I
                                                             LIST OF RECEIVABLES


--------------------------------------------------------------------------------


                        Deemed Incorporated by Reference

         [Transferred to Purchaser and Indenture Trustee electronically]

                                                                       EXHIBIT A
                                                   FORM OF ADDITIONAL CONVEYANCE



         ADDITIONAL CONVEYANCE NO. __________dated as of________, ______, by and between A.I. Credit Corp., a New Hampshire corporation ("AIC"), as a seller (a "Seller"), AICCO, Inc., a California corporation ("AICCO"), as a Seller (a "Seller"), Imperial Premium Finance, Inc., a Delaware corporation ("IP Finance I"), as a seller (a "Seller"), Imperial Premium Finance, Inc., a California corporation (IP Finance II"), as a seller (a "Seller"), Imperial Premium Funding, Inc., a Delaware corporation ("IP Funding"), as a seller (a "Seller") and A.I. Receivables Transfer Corp., a Delaware corporation, as purchaser ("Purchaser"), pursuant to the Receivables Purchase Agreement referred to below.

                                   WITNESSETH:

         WHEREAS, the Sellers and Purchaser are parties to a Receivables Purchase Agreement, dated as of November 8, 1999 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Purchase Agreement");

         WHEREAS, pursuant to the Purchase Agreement, the Sellers desire and/or are required to convey the Additional Receivables to Purchaser (as each such term is defined in the Purchase Agreement); and

         WHEREAS, Purchaser is willing to accept such designation and conveyance subject to the terms and conditions hereof.

         NOW, THEREFORE, the Sellers and Purchaser hereby agree as follows:

1. Defined Terms. Each capitalized term used herein shall have the meaning specified in the Purchase Agreement (and if not defined therein, in the Sale and Servicing Agreement) unless otherwise defined herein.

         "Addition Cut-Off Date" shall mean, with respect to the Additional Receivables designated hereby, ________________, ________.

         "Addition Date" shall mean, with respect to the Additional Receivables designated hereby, ________________, _______.

2. Designation of Additional Receivables. The Sellers deliver herewith a computer file or microfiche list containing a true and complete schedule identifying all Additional Receivables conveyed pursuant hereto and specifying for each related Premium Finance Obligation, as of the Addition Cut-Off Date, its account number, the aggregate outstanding amount of such Premium Finance Obligation and the aggregate amount of Principal Receivables of such Premium Finance Obligation. Such computer file or microfiche list shall be, as of the date of this Additional Conveyance, incorporated into and made part of this Additional Conveyance and is marked as Schedule I to this Additional Conveyance.

3. Conveyance of Originator Receivables.

         (a) The Sellers do hereby transfer, assign, and otherwise convey to Purchaser (collectively, the "Conveyance"), without recourse (except expressly provided in the Purchase Agreement), all of their respective right, title and interest in and to the Additional Receivables designated in Section 2, together with all Collections thereon, other than Credit Balances, and each Seller's entire beneficial interest in (1) all rights in respect of Unearned Premium, all rights against insurance companies with respect to policies giving rise to Deferred Payment Obligations, upon the cancellation or other modification of such policies, and all collateral for any of the foregoing, (2) all claims against any Third Party Originators with respect to the Premium Finance Obligations conveyed hereunder, (3) all other collateral, guarantee or support arrangements pertaining to such Premium Finance Obligations or such obligations of insurance companies and Third-Party Originators and (4) all Recoveries with respect to the foregoing, received by the Sellers and all proceeds on any of the foregoing (the foregoing the "Purchased Assets"). The foregoing transfer, assignment, and conveyance does not constitute and is not intended to result in a creation or an assumption by Purchaser of any obligation of any Servicer, any Seller or any other Person in connection with the Originator Receivables or under any agreement or instrument relating thereto.

         (b) In connection with such Conveyance, each Seller further agrees, at its own expense, on the date of this Additional Conveyance, to indicate in its computer files that the Additional Receivables designated hereby have been conveyed to Purchaser pursuant to the Purchase Agreement.

4. Acceptance by Purchaser. Subject to the satisfaction of the conditions set forth in Section 6 of this Additional Conveyance, Purchaser hereby acknowledges its acceptance of all right, title and interest in and to the Purchased Assets, and declares that it shall maintain such right, title and interest. Purchaser further acknowledges that, prior to or simultaneously with the execution and delivery of this Additional Conveyance, the Sellers delivered to Purchaser (or to the Trustee if Purchaser has so directed) the computer file or microfiche list described in Section 2 of this Additional Conveyance.

5. Representations and Warranties of the Seller. Each Seller hereby represents and warrants to Purchaser as of the date of this Additional Conveyance and as of the Addition Date that:

         (a) Legal, Valid and Binding Obligation. This Additional Conveyance constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect affecting the enforcement of creditors' rights in general, and (B) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

         (b) Representations and Warranties from Receivables Sale Agreement. The representations and warranties set forth in Section 4.1 and subsection 4.2 of the Purchase Agreement are true and correct in all material respects as of the date of this Additional Conveyance.

         6. Conditions Precedent. The acceptance by Purchaser of the Additional Receivables conveyed hereunder, as set forth in Section 4 of this Additional Conveyance, is subject to the satisfaction of the following conditions precedent:

         (a) Representations and Warranties. Each of the representations and warranties made by each Seller in Section 5 of this Additional Conveyance shall be true and correct in all material respects.

         (b) Additional Information. Each Seller shall have delivered to Purchaser on or prior to the Addition Date such information as was reasonably requested by Purchaser to satisfy itself as to the accuracy of the representations and warranties set forth in Section 5 of this Additional Conveyance.

7. Ratification of the Purchase Agreement. The Purchase Agreement is hereby ratified, and all references to the "Receivables Purchase Agreement," to "this Agreement" and "herein" shall be deemed from and after the Addition Date to be a reference to the Purchase Agreement as supplemented by this Additional Conveyance. This Additional Conveyance shall not constitute or be deemed to constitute a waiver of compliance with or consent to non-compliance with any term or provision of the Purchase Agreement.

8. Counterparts. This Additional Conveyance may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have caused this Additional Conveyance to be duly executed and delivered by their respective duly authorized officers on the day and the year first above written.

                             A.I. CREDIT CORP.,
                                    as Seller


                             By:
                                --------------------------------
                                Name:
                                Title:


                               AICCO, INC.,
                                   as Seller


                             By:
                                --------------------------------
                                Name:
                                Title:


                             IMPERIAL PREMIUM FINANCE, INC.,
                                    as Seller


                             By:
                                --------------------------------
                                Name:
                                Title:


                             IMPERIAL PREMIUM FINANCE, INC.,
                                    as Seller


                             By:
                                --------------------------------
                                Name:
                                Title:


                             IMPERIAL PREMIUM FUNDING, INC.,
                                    as Seller


                             By:
                                --------------------------------
                                Name:
                                Title:


                             A.I. RECEIVABLES TRANSFER CORP.,
                                    as Purchaser


                             By:
                                --------------------------------
                                Name:
                                Title:

                                   Schedule I

                           (to Additional Conveyance)

                             Additional Receivables

                                                                       EXHIBIT B
                                             FORM OF SUBORDINATED REVOLVING NOTE



                           SUBORDINATED REVOLVING NOTE
                           ---------------------------

         This Revolving Note, dated as of__________, ______, by A.I. Receivables Transfer Corp., a Delaware corporation (the "Borrower") to [A.I. Credit Corp., a New Hampshire corporation] [AICCO, Inc., a California corporation] [Imperial Premium Finance, Inc., a Delaware corporation], [Imperial Premium Finance, Inc., a California corporation], [Imperial Premium Funding, Inc., a Delaware corporation] (the "Lender").

         The Lender, [AICCO, Inc.,] [A.I. Credit Corp.,] [Imperial Premium Finance, Inc.,] [Imperial Premium Finance, Inc.,] [Imperial Premium Funding, Inc.] and the Borrower have entered into a Receivables Purchase Agreement (the "Purchase Agreement") dated as of November __, 1999 providing for the purchase from time to time by the Borrower of certain receivables arising from commercial premium obligations financed and originated from time to time by the Lender (the "Originator Receivables"). Except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement (and if not defined therein, in the Sale and Servicing Agreement defined therein).

         1. The Note. For value received, the Borrower hereby promises to pay to the order of the Lender at its offices at ____________, the principal amount of $______ (the "Initial Loan") or so much of the aggregate principal amount of all Loans (as hereinafter defined) made by the Lender to the Borrower under the terms of this Note as remains unpaid, as shown in the schedule attached hereto and any continuations thereof, on the day which is one year and a day after the payment in full of the Trust Interest and all Investor Interests pursuant to the Base Indenture and each Series Supplement thereto (the "Maturity Date"). The Borrower shall pay interest on the unpaid principal amount of the Loans as provided herein.

         2. The Loans. (a) From time to time between the date of this Note and the Maturity Date, and subject to the restrictions on lending under this Note contained in the Purchase Agreement, the Lender may lend to the Borrower additional sums (each a "Loan" and, together with the Initial Loan, the "Loans"), as provided herein.

         (b) The obligation of the Borrower to repay the aggregate unpaid principal amount of the Loans outstanding shall be evidenced by this Note and the schedule attached hereto. The Lender is hereby authorized to endorse on the schedule or on a continuation of such schedule, appropriate notations regarding each Loan evidenced by this Note; provided, however, that the failure to make, or error in making, any notation shall not limit or otherwise affect the obligation of the Borrower hereunder.

         (c) When the Borrower requests a Loan in connection with the acquisition of any Originator Receivables, the Borrower shall notify the Lender by telephone specifying the amount and the date on which such Loan is requested. Unless otherwise specified, the maturity of each such Loan shall be the Maturity Date.

         3. Interest. Each Loan shall bear interest which shall be calculated as the arithmetic mean of the beginning and ending principal balances for such month, from the date hereof until this Revolving Note is fully paid, at a monthly rate equal to one-twelfth of the Federal Funds rate near closing bid as published in the Wall Street Journal on the fifteenth of that month, or the next Business Day if the fifteenth is not a Business Day. Interest shall be due and payable semi-annually on the last day of [_______] and August of each year (each, an "Interest Payment Date"), commencing on [______] __, 1999. Interest is based on twelve 30-day months.

         4. Payment. Subject to the limitations on payment set forth in Section 5 hereof, the Lender shall be entitled to and may require the Borrower to, make a principal or interest payment of the Loans, in whole or in part, on any day upon providing one Business Day's written notice to the Borrower.

         5. Subordination of Obligations. The Lender irrevocably agrees that the obligations of the Borrower under this Note with respect to the payment of principal and interest are and shall be fully and irrevocably subordinate in right of payment and subject to the prior payment or provision for payment in full of all Senior Indebtedness, that such obligations may only be satisfied to the extent of cash or other assets of the Borrower then available for such purpose after giving effect to all required payments in respect of Senior Indebtedness, and that such obligations shall not constitute a claim against the Borrower at any time that, and for so long as, cash or such other assets available therefor are insufficient. "Senior Indebtedness" means the principal of and interest, including post-default interest, on any indebtedness of or guaranteed by the Borrower, whether outstanding or guaranteed on the date hereof or thereafter created, incurred, assumed or guaranteed for money borrowed or for the deferred purchase price of property purchased by any person including, for this purpose, all obligations of the Borrower under or in respect of the Sale and Servicing Agreement and the Base Indenture specified therein; provided, however, that Senior Indebtedness shall not include any obligation of or guarantee by the Borrower, whether outstanding or guaranteed on the date hereof or thereafter created, incurred, assumed or guaranteed that by agreement, operation of law or by its terms is subordinate in right of payment to this Note. In the event of the appointment of a receiver or trustee of the Borrower or in the event of its insolvency, bankruptcy, assignment for the benefit of creditors or reorganization, whether or not pursuant to the bankruptcy laws, or any other marshalling of the assets and liabilities of the Borrower, the Lender shall not be entitled to participate or share, ratably or otherwise, in the distribution of the assets of the Borrower until all claims of all other present and future creditors of the Borrower, whose claims are senior hereto, have been fully satisfied, or provisions have been made therefor.

         6. Acceleration Upon Certain Events. The Borrower's obligation to pay the unpaid principal amount hereof shall forthwith mature, together with interest accrued thereon, in the event of any receivership, insolvency, liquidation, bankruptcy, assignment for the benefit of creditors, reorganization whether or not pursuant to bankruptcy laws, or any other marshalling of the assets and liabilities of the Borrower, but payment of the same shall remain subordinate as hereinabove set forth.

         7. Effect of Default. Default in any payment hereunder, including the payment of interest, shall not accelerate the maturity hereof except as herein specifically provided, and the obligation to make payments shall remain subordinated as hereinabove set forth.

         8. GOVERNING LAW. THIS NOTE SHALL BE DEEMED TO HAVE BEEN MADE UNDER, AND SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK IN ALL RESPECTS.

         9. Cancellation. This Note shall not be subject to cancellation by either party.

         10. No Security. The Lender agrees that it is not taking and will not take or assert as security for the payment of this Note any security interest in or lien upon, whether created by contract, statute or otherwise, any property of the Borrower or any property in which the Borrower may have an interest, which is or at any time may be in possession or subject to the control of the Lender. The Lender hereby waives, and further agrees that it will not seek to obtain payment of this Note in whole or in any part by exercising, any right of set-off it may assert or possess whether created by contract, statute or otherwise. Any agreement between the Borrower and the Lender (whether in the nature of a general loan and collateral agreement, a security or pledge agreement or otherwise), shall be deemed amended hereby to the extent necessary so as not to be inconsistent with the provisions of this Note.

         11. Assignment. This Note shall inure to the benefit of and be binding upon the parties hereto and each of their respective successors and assigns. The Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lender.

         12. No Bankruptcy Petition Against the Borrower. The Lender (in its capacity as Lender, but in no other capacity), by its acceptance of this Note, hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all Series of Notes issued pursuant to the Base Indenture and any Series Supplement thereto, it will not institute against or join any other Person in instituting against the Borrower any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

         IN WITNESS WHEREOF, the undersigned has caused this Subordinated Revolving Note to be executed on the day and year first above written by its officers or employees thereunto duly authorized and directed by appropriate corporate authority.

                             A.I. RECEIVABLES TRANSFER CORP.


                             By:
                                --------------------------------
                                Name:
                                Title:

The terms and conditions
hereof are hereby acknowledged
and accepted:

[A.I. CREDIT CORP.]
[AICCO, INC.]
[IMPERIAL PREMIUM FINANCE, INC.]
[IMPERIAL PREMIUM FINANCE, INC.]
[IMPERIAL PREMIUM FUNDING, INC.]



By:
   --------------------------------
   Name:
   Title:

                                                                      SCHEDULE I
                                                  LIST OF ORIGINATOR RECEIVABLES



                        Deemed Incorporated by Reference